  FORM 8-K Cover Page
  Items Reported
  Signatures
  Exhibit Index

SECURITITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 17, 2004

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 17, 2004, Downey Financial Corp. issued a news release to announce the appointment of Thomas E. Prince, Executive Vice President and Chief Financial Officer, age 57, to also assume the responsibilities of Chief Operating Officer of both Downey Financial Corp. and Downey Savings and Loan Association, F.A., effective September 17, 2004. The release is attached hereto as Exhibit 99.1 and incorporated herein by reference. Prior to joining the Bank as Executive Vice President and Chief Financial Officer in May 1992, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller. Currently, there is no employment contract between Mr. Prince and either Downey Financial Corp. or Downey Savings and Loan Association, F.A.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release dated September 17, 2004 reporting the announcement of Thomas E. Prince, Executive Vice President and Chief Financial Officer, to also assume the responsibilities of Chief Operating Officer of both Downey Financial Corp. and Downey Savings and Loan Association, F.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: September 20, 2004	By /s/ Thomas E. Prince Thomas E. Prince Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1

Press release dated September 17, 2004 reporting the announcement of Thomas E. Prince, Executive Vice President and Chief Financial Officer, to also assume the responsibilities of Chief Operating Officer of both Downey Financial Corp. and Downey Savings and Loan Association, F.A.